UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd., entered into a Third Amended and Restated Credit Agreement, dated as of October 10, 2017, with Voyager Vessel Company, LLC, an indirect subsidiary of NCLC, as co-borrower, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and as collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders (the “Amended Senior Secured Credit Facility”), which amends and restates that certain Second Amended and Restated Credit Agreement, dated as of June 6, 2016, by and among NCLC, JPM, as administrative agent and as collateral agent, and a syndicate of other banks party thereto as joint bookrunners, arrangers, co-documentation agents and lenders (the “Existing Senior Secured Credit Facility”). The Amended Senior Secured Credit Facility amends the Existing Senior Secured Credit Facility to, among other things, (a) reprice and increase the existing $750 million revolving credit facility with a new $875 million revolving credit facility (the “New Revolving Facility”), (b) reprice the approximately $1,412 million principal amount outstanding under the existing senior secured term A facility (the “New Term A Loan Facility”), and (c) add a new $375 million term B loan facility due 2021 (the “New Term B Loan Facility”). The applicable margin under the New Term A Loan Facility and New Revolving Facility is determined by reference to a total leverage ratio, with an applicable margin of between 2.00% and 1.25% with respect to Eurocurrency loans and between 1.00% and 0.25% with respect to base rate loans. The initial applicable margin for borrowings under the New Term A Loan Facility and New Revolving Facility is 1.75% with respect to Eurocurrency borrowings and 0.75% with respect to base rate borrowings. The applicable margin under the New Term B Loan Facility is 1.75% with respect to Eurocurrency loans and 0.75% with respect to base rate loans. NCLC used proceeds from the New Term B Loan Facility and cash on hand for the Redemption (as defined below). JPM acted as lead arranger for the amendment.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 8.01 below is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On October 10, 2017, NCLC completed the previously announced redemption of all its outstanding 4.625% Senior Notes due 2020 (“Notes”), at a price of $1,044.41 per $1,000 of outstanding principal amount of Notes so redeemed (the “Redemption”). No Notes remain outstanding after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 10, 2017	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ WENDY A. BECK
Wendy A. Beck
Executive Vice President
and Chief Financial Officer